Exhibit 10.4

                                LOAN AGREEMENT

      This LOAN AGREEMENT ("Agreement") is made and entered into as of this 20th day of June, 1996.

BY AND BETWEEN                                             ARTURO G. TORRES, an
                                                         individual, hereinafter
                                                              referred to as the

                                                                        "Lender"

AND                                 PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas
                                                        corporation, hereinafter
                                                              referred to as the

                                                                       "Company"

W I T N E S S E T H:

      WHEREAS, the Lender desires to lend certain funds to the Company and the Company desires to borrow from the Lender said funds upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. PURPOSE. The purpose of this Agreement is to establish the rights and obligations in a certain loan of Three Million Dollars ($3,000,000) (the "Loan").

      2. PROMISSORY NOTE. The Lender agrees to lend the Company the aggregate principal amount of the Loan on or before the date hereof; said Loan to be evidenced by a promissory note (the "Promissory Note") in the above amount, with interest on the outstanding principal amount thereof at the rate specified in the Promissory Note, said interest and principal to be payable as set forth therein. The Company shall execute and deliver the Promissory Note to evidence the Loan, which shall be substantially in the form attached hereto and marked Exhibit "A".

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a basis upon which this Agreement is made, the Lender hereby relies upon, and the Company hereby represents and warrants to the Lender as of the date hereof and as of the date upon which funds are remitted by the Lender hereunder, as follows:

                  A. CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification;

                  B. AUTHORITY. The Company has all necessary power and
            authority to execute and perform this Agreement and to consummate the transactions contemplated herein;

                  C. APPROVALS. The execution and performance of this Agreement will not violate any provision of the applicable laws of the State of Texas or the United States of America, or the Articles of Incorporation or Bylaws of the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default or acceleration, in whole or in part, under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, order, judgment, contract, or other agreement or instrument to which the Company is a party or by which it or its properties are bound; and

                  D. BINDING AGREEMENT. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      4. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE LENDER. The obligations of the Lender to make the Loan and remit the funds thereunder is conditioned upon and subject to the fulfillment and satisfaction at the time of funding, or prior thereto, of each of the following conditions, any or more of which may be waived by the Lender only by a writing directed to the Company:

                  A. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be correct in all respects immediately prior to the time the funds are remitted, except as to representations which are expressly limited to a state of facts existing at a time prior thereto, and shall be deemed to have been made as of the time of remittance; and

                  B. REQUISITE ACTIONS. All actions required by law to have been taken by the Board of Directors and stockholders of the Company shall have been duly and validly taken.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    ARTURO G. TORRES

                                    BY /s/ JON C. DENNISON
                                           JON C. DENNISON,
                                           Attorney-in-Fact

                                    BY /s/ VIVIAN TORRES
                                           VIVIAN TORRES,
                                           Attorney-in-Fact

                                              "LENDER"

                                    PLAY BY PLAY TOYS & NOVELTIES, INC.

                                    BY /S/ MARK A. GAWLIK
                                           MARK A. GAWLIK, PRESIDENT

                                              "COMPANY"

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                                   EXHIBIT "A"


                                 PROMISSORY NOTE

June 20, 1996                                                       $3,000,000
San Antonio, Texas

      FOR VALUE RECEIVED, Play by Play Toy & Novelties, Inc., a Texas corporation ("Maker"), promises to pay to the order of Arturo G. Torres the sum of Three Million Dollars ($3,000,000), with interest thereon from the date hereof until paid at a per annum rate equal to the lesser of (x) the Alternate Base Rate (as defined in that certain Credit Agreement of even date herewith (the "Credit Agreement") among the Company, Ace Novelty Acquisition Co., Inc., a Texas corporation, Newco Novelty, Inc., a Texas corporation, each of the financial institutions which is a signatory thereto (collectively, the "Lenders") and Chemical Bank, as agent ("Chemical")) and (y) the maximum rate of nonusurious interest which, under applicable law, may be charged, collected or received by Lender from time to time with respect to the Loan (the "Maximum Lawful Rate"). Said interest shall be payable monthly in arrears with principal payable upon demand or, if no demand is sooner made, on June 21, 1998. Any amount of principal and, to the extent permitted by applicable law, interest that is not paid on the day when the same first became due and payable shall bear interest, payable on demand, at a per annum rate equal to the lesser of (x) the Alternate Base Rate plus two percent (2%) and (y) the Maximum Lawful Rate.

      No liability shall arise against any holder or holders hereof from any act, or the omission of any act, pertaining to the collection of, or failure to collect, any collateral which said holder or holders may hold to secure this obligation.

      No act or omission of any kind on the part of the holder hereof shall in any way whatsoever affect or impair this Promissory Note. This Promissory Note shall extend to, and be binding upon Maker and its respective heirs, personal representatives, successors and permitted assigns. Maker shall have the privilege of prepaying this Promissory Note at any time, in whole or in part without premium or other penalty.

      Maker hereby waives demand for payment, presentment, notice of presentment, notice of acceleration, notice of intent to accelerate, protest, notice of protest, and notice of dishonor, and hereby consents to any renewal or extension of time of payment of this Promissory Note, without notice, and without affecting or releasing the liability of Maker.

      Maker hereby agrees to pay all reasonable fees and expenses (including, without limitation, attorneys' fees) incurred by any holder of this Promissory
Note in connection with any proceedings to enforce this Promissory Note or collect the indebtedness evidenced hereby.

      This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of Texas.

      The payment of the indebtedness evidenced hereby has been subordinated to the payment of certain indebtedness owing to Chemical Bank, Agent, pursuant to the terms of that certain Subordination Agreement dated effective June 20, 1996, between Play By Play Toys & Novelties, Inc., Arturo Torres and Chemical Bank, Agent.

      IN WITNESS WHEREOF, this Promissory Note has been duly executed this 20th day of June, 1996.


PLAY BY PLAY TOYS & NOVELTIES, INC.



By _____________________
      Mark A. Gawlik
      President

Attest:



By _____________________
      Joe Guerra
      Secretary

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